FINAL TRANSCRIPT

Conference Call Transcript WOR - Q4 2008 Worthington Industries Earnings Conference Call Event Date/Time: Jun. 26. 2008 / 1:30PM ET

FINAL TRANSCRIPT

Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

CORPORATE PARTICIPANTS

Allison Sanders
Worthington Industries - Director IR

John McConnell
Worthington Industries - Chairman & CEO

John Christie
Worthington Industries - President & CFO

George Stoe
Worthington Industries - EVP & COO

CONFERENCE CALL PARTICIPANTS

John Tumazos
John Tumazos Very Independent Research - Analyst

Charles Bradford
Soleil - Analyst

Bob Richard
Longbow Research - Analyst

Mark Parr
Keybanc Capital Markets - Analyst

David Taylor
David P Taylor & Co - Analyst

Kevin Money
Analyst

PRESENTATION

Operator
Good afternoon and welcome to the Worthington Industries fourth quarter and year-end earnings results conference call. All participants will be able to listen only until the question and answer session of the call. This call is being recorded at the request of Worthington Industries. If there are any objections, you may disconnect at this time. I would like to introduce your first speaker, Ms. Allison Sanders, Director of Investor Relations. Ms. Sanders, you may begin.

Allison Sanders - Worthington Industries - Director IR
Thank you, Melissa, and good afternoon, everyone. Welcome to our quarterly earnings conference call. Before we begin our presentation I want to remind everyone that certain statements made in this conference call are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties which could cause actual results to differ from those suggested. Please refer to the press release for more detail on factors that could cause actual results to differ materially. For those who are interested in listening to this conference call again, a replay will be available on the home page of our website at www.WorthingtonIndustries.Com . With me in the room today are John McConnell, Chairman and Chief Executive Officer, John Christie, President and Chief Financial Officer, George Stoe, Executive Vice President and Chief Operating Officer, and Richard Welch, Controller. John McConnell will begin.

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Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman & CEO
Allison, thank you and good afternoon, everyone. Thanks for joining us today. We had an excellent fourth quarter. This performance was in the face of escalating input costs and softening demand, kind of the general headwinds that you hear so much about in many basic Industries today. All of our businesses performed at or near plan for the period. Two of our major businesses, Steel Processing and Metal Framing, they created some tail winds for us through excellent execution and some steel inventory gains. We're also very pleased to report today that Metal Framing turn around continues on a good path as we achieve profitability for the quarter. While obviously an important milestone in our efforts to stabilize this business, there are still much to be done out in front of us to drive this business forward. You'll hear more about our focus and efforts at Metal Framing and all of our businesses from George Stoe during this call. John Christie will now walk you through our financial results for the quarter and the year and he will be followed by George. John, it's all yours.

John Christie - Worthington Industries - President & CFO
Thank you, John. Good afternoon, everybody. We reported fiscal 2008 earnings per share of $1.31, which was equal to last year's earnings per share. Excluding $0.15 per share in restructuring charges, earnings per share for fiscal 2008 were $1.46, up 11% from the prior year. For our fourth quarter of fiscal 2008 which ended on May 31, 2008, we reported earnings per share of $0.68. Excluding $0.04 per share in restructuring charges, earnings per share were $0.72 compared to last year's $0.45 per share, up 60%. Record fourth quarter sales of $869 million were up 10% from the $787 million for the same period last year, primarily due to high selling prices. Over the past few months we have raised our selling prices to keep pace with the rapidly increasing prices of steel. The gross profit margin rose from 12.7% to 15.1% as a result of a wider spread between raw material costs and selling prices in the Steel Processing and Metal Framing segments.

A good deal of the spread improvement in these two segments is due to the temporary benefit of inventory holding gains, which result in selling lower priced inventory into a rising price environment. SG&A expense was up $12 million from the year ago quarter. Much of the increase in SG&A was related to variable compensation expense, which moves in conjunction with bottom-line performance. Higher compensation expense as well as increases in professional fees offset the $6 million realized in cost reduction initiatives this quarter. Operating income for the quarter rose to $42 million -- from $42 million to $61 million, excluding the impact of restructuring charges. Operating income does not include equity income from our nine unconsolidated joint ventures, the most significant of which, WAVE, had record quarterly earnings.

Collectively, equity income rose 31% to $22 million from $17 million last year due to WAVE's record performance, the addition of our Mexican Steel Processing joint venture, and improved results at TWB. As a group, the nine joint ventures generated $214 million in sales during the fourth quarter and paid us $17 million in dividends. Miscellaneous expense was in line with the year ago period. As you may recall, miscellaneous expense includes the elimination of our minority partners' interest in Spartan Steel Coating, our consolidated Steel Processing joint venture. Last quarter I called attention to an early fire at Severstal, our partner and supplier to the venture, which negatively impacted production at both Severstal and the joint venture. Spartan's results were much stronger this quarter versus last quarter due to both recovery from the fire and general seasonality. Interest expense increased $1 million due to higher short-term borrowings.

Income expense for the quarter rose due to higher earnings and a change in the mix of earnings that include more domestic and less foreign earnings, which are taxed at a lower rate. Our effective tax rate for fiscal 2008 was 26.5%, which included adjustments to our estimated tax liabilities. Looking forward, we expect our effective tax rate to be 30%, excluding adjustments that may occur in the normal course of events. Now to the balance sheet. Total debt was $480 million, which includes $100 million outstanding under our accounts receivable securitization facility. Short-term borrowings increased $204 million to fund $126 million in share repurchases and to support higher working capital requirements. At the quarter end, our total debt to capitalization ratio was 35.2%, including the receivables securitization facility.

For the fiscal year, cash provided from operating activities was strong at $181 million, consistent with last year. Capital spending, excluding acquisitions, was $10 million compared to depreciation of $16 million. For the year, capital spending was $48 million while depreciation was $63 million. The lower capital spending versus depreciation was mainly due to timing of projects. As a result, we expect capital spending in fiscal 2009 to be somewhat higher than depreciation, excluding acquisitions. Now to talk specifically about fourth quarter and annual results for each of the three business segments, beginning with processed steel, which represents 48% of revenues this quarter. Steel Processing's quarterly sales rose 14% to $413 million from $360 million in last year's fourth quarter. Average selling prices rose 18% compared to a year ago. Overall volumes were down 3% but direct volumes, that's sales where we own the material, were up 6%.

The increase in direct sales volume reflected a strategic sales effort that we began last fall to generate new business, while the decrease in tolling sales corresponded with the lower automotive production. Operating income for Steel Processing rose to $26 million from $15 million last year, and the operating margin to 6.2% from 4.1%. The wider spread between selling prices and material costs was the major factor in the increase. For the year, sales and operating income for Steel Processing was nearly flat with last year at $1.5 billion and $56 million respectively. This year operating income included $1 million of restructuring charges related to our cost reduction initiatives. Now turning to Metal Framing, which represented 26% of revenue this quarter. Fourth quarter sales of $226 million were up 15% from last year's May quarter when sales were $196 million. The sales increase was driven by higher pricing as volumes were relatively flat.

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Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

The spread between average selling prices and material costs rose significantly compared to the year ago quarter due to higher selling prices I just mentioned. As a result, operating income was $17 million, excluding restructuring charges compared to a loss of $0.5 million in last year's fourth quarter. Although Metal Framing turned to profitability late in the third quarter, this segment ended the year with a $7 million operating loss, excluding $9 million in restructuring charges. This compared to a $9 million operating loss last year. Sales of $789 million were up 2%. Going forward, we anticipate that Metal Framing will realize additional benefits from the plant consolidations and cost reductions. Finally in our Pressure Cylinder segment, which represented 20% of total Company revenues, sales for the quarter were essentially flat as strength in North America was offset by slight declines in the European market.

Volumes in North America were up 7% driven by strength in the small 14 and 16 ounce cylinders produced in our Wisconsin facility. Volumes in Europe decreased 12% when compared to the exceptionally strong prior year period. Operating income was down -- was $21 million, down from a record $26 million last year. As a percentage of sales, operating income was 12.1% down from 15.4% in the year ago quarter. For the year, Pressure Cylinder sales increased 6% to $579 million. Operating income of $70 million was the second best performance in this segment's history, second only to last year's $85 million. Pressure Cylinders continues to perform well above historical levels, Metal Framing has returned to profitability, and Steel Processing remains strong despite weaker end markets. Our focus on cost containment initiatives, higher margin business, and select geographic and capacity expansion should continue to benefit all of our business segments. George Stoe will continue. George?

George Stoe - Worthington Industries - EVP & COO
Thank you, John. Our three main business segments all had strong results despite a difficult business environment during our fourth fiscal quarter. Rapidly escalating steel prices were responsible for some of the improvement in earnings, but operational improvements, plant closures, and cost reduction initiatives played an important part in our outstanding results. We reported on our third quarter call that sales in our Metal Framing business were up and that we expected to see a continuation of that improvement during our fourth quarter. I am pleased to report that in our recently completed fourth quarter, sales were up 15% or $30 million from the previous year's fourth quarter and up 23% or $43 million from the third fiscal quarter of 2008. We have been able to secure volume for this business while increasing pricing and making continued progress at reducing our cost and repositioning ourselves for the future.

We believe that the credit markets and current high steel prices will create headwinds for this business as we get into the second and third quarters of our fiscal 2009. Our Steel Processing business has done an excellent job of managing through an unprecedented escalation in steel prices. When you factor in weakening demand in some of our key markets, with unexpected steel surcharges from the mills, the results in this segment of our business are very impressive. While we saw a continuation of reduced demand in the automotive and building product sectors, these continue to be offset by increasing volumes in other markets and a strong effort on diversifying our customer base. Our Steel Processing joint venture with Serviacero in Mexico is providing solid results. We and our partner furthered our committment recently by securing land for a new site in Monterey.

The first phase of this project will include a new building, rail spur, overhead cranes, and a new slitting line. This facility will provide us with more extensive coverage in the rapidly growing steel markets in Mexico. Our other new Steel Processing JV in Slovakia is gaining traction, although is not yet a material contributor. Our cylinders business just completed the second best year in its history, as John mentioned. This was driven by strong demand across almost all product lines and gains in market share in some of our key markets. Their results are particularly impressive when you consider the impact of rising steel prices and the challenge of passing those increases into the marketplace. Our 14 ounce cylinder business finished well ahead of plans and prior year. Our non-refillable refrigerant business had a record year and finished ahead of plan and prior year.

Our Helium Balloon Time product continued with its uninterrupted string of 10% annual growth since the product's inception in the late 1980. We're particularly pleased with the acceptance and growth in sales of this product in Europe. We introduced a new product offering in fiscal 2008 with Hand Torch Kits. The initial market acceptance of this product has been very strong. Our volume in our high Pressure Cylinder business is down slightly, but continues to be robust especially in Europe. In fact, 2008 was the second best year in our history with this product line. We continue to value the cylinders business highly, given its consistent track record of generating excellent shareholder value. As a result, we continue to search for additional growth opportunities within our current cylinders platform and market adjacencies. One of the initiatives of which we are most proud is our safety performance.

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Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

Our entire organization has embraced the concept that people are our most important asset and that one of our driving principles is to provide a safe and secure work environment for all of our employees. We do this because it's the right thing to do and as a consequence, we receive tangible financial benefits from our progress in this area. From 2004 to 2008, our recordable injury rate has been cut in half and our loss time incident rate has declined by two thirds. During the same time frame, our number of workers comp claims has been cut by more than half, while our actual claims experience has dropped by several million dollars. I can't close without mentioning our WAVE joint venture, where record performance has become the norm. Product innovation, operational excellence, strong positions in global markets and an outstanding relationship with our customers have been a recipe for remarkable success. I'll now turn it back to John McConnell for closing comments.

John McConnell - Worthington Industries - Chairman & CEO
John, George, thank you for that solid overview of the quarter and the year. Now, you read in our release a little about what we have come to call our transformation effort here at Worthington. As we focused on reducing our corporate-wide SG&A expense and reduced the number of assets we have employed in Metal Framing, we began to see additional opportunities in all of our major businesses and functions. In particular, in Steel Processing, as additional questions and opportunities arose, we decided to take a close look at one of our business markets and a facility where our new ERP system had been installed. We chose Baltimore and we turned a multi-functional team loose to examine how we currently operate the business from order to shipment. We've uncovered opportunities in all facets of our work during this process, operational, commercial, logistical, and we will conclude this initial review in July.

In our final month, we're going to be focusing on the implementation plan for what we found in Baltimore and, where applicable, how to roll it out to all of Steel Processing. Over the coming several quarters, we will roll this fundamental review and improvement process out across the steel network, location by location. Our aim is to substantially improve performance and build capabilities to sustain it. In Metal Framing, we remain very focused on our ongoing initiatives to create a stable and profitable platform. We are closely monitoring the initial consolidation effort. We have positively answered one critical question at this point, and that is we have not lost customers in the areas where we retracted and closed facilities.

We are continuing to review our operating costs at higher volumes and all of our freight movements, and we will soon have the facts over a long enough period of time to assess how much we've impacted our total cost to our customers' door and make a determination regarding further consolidation. We will also start a fundamental review and improvement path, currently under way at Steel, in Metal Framing later this summer. We will closely examine everything we do from start to end and I'm confident that, as we're learning at Steel Processing, we will find many opportunities to continue to improve our financial performance and our capability. Cylinders, as you know, is a business that is running very well. Here we're focused on growth, both by expanding existing product lines, as you heard George talk about with helium, developing adjacent markets, as we talked about with the hand torch, and through very thoughtful acquisitions.

There are a number of opportunities we are pursuing in each of these growth areas. What we've undertaken here is exciting and has a lot of momentum. We will continue to pull back the curtain for you and be more specific about the quarters ahead and what we are doing and what impact we anticipate on our business. Now, looking at the rest of the calendar year, we expect business conditions in Steel and Metal Framing to soften, driven by the automotive sector and the commercial construction markets. Now, the extent of the retraction in both of these markets and their duration are topics that do not suffer from lack of opinions. A further topic with many differing views is what impact, if any, the lower demand will have on raw steel pricing. I mention these issues to assure you that we monitor them closely.

I hope we have left you with a broad sense that we are also well down a path of acting on and improving all aspects of our business that are in our firm control. We are excited and encouraged by our early progress today and I'm confident when I say to you that our efforts over the next two years will create a noticeably better performance in all relative market conditions. At this point we're happy to take your questions.

QUESTION AND ANSWER

Operator (OPERATOR INSTRUCTIONS)
Our first question comes from John Tumazos One moment.

John Tumazos - John Tumazos Very Independent Research - Analyst
Congratulations on the very very good results.

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Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman & CEO
Thank you, John.

John Tumazos - John Tumazos Very Independent Research - Analyst
I have two questions. First, and this is a difficult one, I apologize, could you try to characterize whether 10% or closer to 50% of the benefits of your transformation programs are realized to date or how much of it is in hand, and second, could you describe your inventory positions across the several businesses, please?

John McConnell - Worthington Industries - Chairman & CEO
Yes, sir. The first one is, as you said, a difficult question. Certainly on the SG&A front and the consolidation front, when we first came out and said we were after $35 million to $40 million on those front, I think we have that well in hand from an identification standpoint and by the end of '09, I'd say, we'll be at 80%, 90% of that number on a runway basis. The kind of the transformation process is one of continued discovery and building, so I can't, at this point, I would say that there is much yet we haven't seen that will continue to build on itself. It is the proverbial peeling of an onion exercise. In Steel we've got a pretty good handle on opportunity and at the end of July, as I said, we'll start, we will have developed an implementation plan and we will start down that road. Some of those things are currently in way and I'd say 2% of that effort is going to show up in '08 as we go forward and build tremendously in '09 as we go. On the inventory positions, George or John?

George Stoe - Worthington Industries - EVP & COO
I'll try to answer that, John. John, in our inventory position at the three major business units we have, at Steel Processing we probably ended the fiscal year with a little bit more than we would like to have, not much but a little bit. Inside Cylinders we ended up about exactly where we wanted to be and inside the Metal Framing business, we intentionally built up our inventory a little bit in the fourth quarter. We bought more compliance secondary material to help lower the prices we're going forward. But in general, I think we're in pretty good shape and we've had a concentrated effort over the last couple of years to keep our inventories in a very careful range of where we want them to be.

John Tumazos - John Tumazos Very Independent Research - Analyst
And you're describing tons, not dollar values, right?

George Stoe - Worthington Industries - EVP & COO
That's correct.

John Tumazos - John Tumazos Very Independent Research - Analyst
Thank you.

Operator
Our next question comes from Charles Bradford. Your line is open.

Charles Bradford - Soleil - Analyst
Good afternoon.

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Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman & CEO
Good afternoon.

Charles Bradford - Soleil - Analyst
We've been hearing some stories or I've been hearing about some price weakness on some of the galvanized products, principally because of zinc coming down. Are you seeing the same kind of thing?

John McConnell - Worthington Industries - Chairman & CEO
I am not. It certainly hasn't elevated itself to my radar screen if it's going on at this point. George or John, have you -- ?

George Stoe - Worthington Industries - EVP & COO
No, as you you know, Charles, the zinc prices are down now to about $0.84 a pound, but we haven't seen that manifest itself in overall lower prices of finished products. The market is still relatively strong. There's still nothing coming into speak about from offshore and the market is holding up reasonably well.

Charles Bradford - Soleil - Analyst
What are you hearing in regard to lead times from your suppliers? Are they getting a little bit better?

John McConnell - Worthington Industries - Chairman & CEO
Yes. As in contracting?

Charles Bradford - Soleil - Analyst
Yes.

John McConnell - Worthington Industries - Chairman & CEO
Yes.

Charles Bradford - Soleil - Analyst
Thank you.

John McConnell - Worthington Industries - Chairman & CEO
Yes, sir, thank you.

Operator
Our next question comes from Bob Richard. Your line is open.

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Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

Bob Richard - Longbow Research - Analyst
Good afternoon and thanks for taking our call.

John McConnell - Worthington Industries - Chairman & CEO
Absolutely. How you doing?

Bob Richard - Longbow Research - Analyst
Good. Can you comment on the surcharges, John? Are those being able to be passed along to the customers and are you in effect assuming them also? If the mills charging you a surcharge are you accepting it and in turn is your final customer accepting it?

John McConnell - Worthington Industries - Chairman & CEO
As George and I think everybody alluded to, these are very difficult markets when you get surcharges, particularly when you have some contracts in play, spot markets obviously a lot easier to deal with, but in essence, generally our philosophy here and the way we go about this is that we are in the middle of this chain as well. We will accept nothing that will not go all the way through it and that's the way we approach it.

Bob Richard - Longbow Research - Analyst
Okay, thank you. That's helpful. And Metal Framing volumes, a little bit of down in the prior two quarters, pretty strong this quarter and seasonally, you'd normally seasonally strong quarter. What's your outlook for volumes here for this quarter coming up? Do you expect that to be flattish or down?

John McConnell - Worthington Industries - Chairman & CEO
George, certainly is very close to that market overall. I think we in general are expecting the first quarter to start the year very well.

Bob Richard - Longbow Research - Analyst
Okay.

John McConnell - Worthington Industries - Chairman & CEO
George, do you have any further -- ?

George Stoe - Worthington Industries - EVP & COO
No, I think, Bob, I think that John is absolutely correct. I think that we'll see a general continuation of what we saw in our fourth quarter this quarter. As I mentioned in my comments, we have some concerns getting out into the later part of the year and worried about the credit markets and also just the commercial construction and where that's going. But I probably should add that I think the people at our Metal Framing business have done a great job of securing volume and getting the prices up and pushing the increased yield prices into the marketplace. They've really done an outstanding job.

Bob Richard - Longbow Research - Analyst
That's great. One quick follow-up. The sales price and the cost of sales relationship in Metal Framing is pretty impressive. And George, does the mix of non-prime, is that what it is?

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Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

George Stoe - Worthington Industries - EVP & COO
It certainly helps, Bob. That's something that we do intentionally, trying to lower our overall cost by bringing some of that material in as long as it's compliant secondary material, that's critical to us.

Bob Richard - Longbow Research - Analyst
Okay, that's helpful and great quarter and thanks a lot.

John McConnell - Worthington Industries - Chairman & CEO
Thank you.

Operator
Our next question comes from Mark Parr. Your line is open.

Mark Parr - Keybanc Capital Markets - Analyst
Thanks very much. Can you guys hear me all right?

John McConnell - Worthington Industries - Chairman & CEO
We can. You're a little fish tanky, but you're there.

Mark Parr - Keybanc Capital Markets - Analyst
(LAUGHTER). Well it's a conference room. I guess you could call it a fish tank. Great results. Congratulations, you blew us all away. And I'm curious, I was looking at the SG&A number, sequentially it was up so much. I mean normally, you would expect if you're going to be paying variable compensation it gets accrued over the course of the year, was there something in the fourth quarter that really changed for you guys that kind of created a whole different amount of momentum as far as the bottom-line was concerned?

John McConnell - Worthington Industries - Chairman & CEO
John? I don't know if you want to add any color to that. I think clearly the quarter was a very successful quarter, as you pointed out, and the accounting treatments of it I don't know, but our compensation expense is variable. It goes up in line with our earnings and we performed very well, so we definitely expect it to be up significantly.

John Christie - Worthington Industries - President & CFO
Fourth quarter over previous year's fourth quarter, Mark, we did have an adjustment in base wages here and a change in our compensation program and going forward you will see that profit-sharing still very much we are an at risk business from employment here, so we have balanced our base wage and our profit-sharing, we think, better for our employees and for the success of the Company going forward. So you have a fourth quarter over fourth quarter that's a little out of sync with wages.

Mark Parr - Keybanc Capital Markets - Analyst
Okay.

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Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

John Christie - Worthington Industries - President & CFO
Comparing last fourth quarter to this previously ended fourth quarter.

Mark Parr - Keybanc Capital Markets - Analyst
All right, that's helpful, John. I appreciate that. If I could ask another one, I've been thinking about the magnitude of recovery that you've achieved in the Metal Framing business in the face of essentially some difficulty or some difficult end markets. I think in the past you've characterized these markets as highly competitive and I'm wondering if you could provide some color on the competitive landscape. Are credit issues hurting your smaller competitors in Metal Framing?

John McConnell - Worthington Industries - Chairman & CEO
George, or Mark, I would say this to you. I think that when steel prices were a lot lower, we had some smaller competitors that today are having a difficult time first, getting steel and financing it as they go forward. I think the other issue for us has been that our two major competitors in the Metal Framing business, I don't think they were any different position than we were back in the past, and I think that they were just as eager and aggressive as we were to get prices up in the marketplace and to transform that part of their business as well. We've seen it in the marketplace that the customers have accepted the fact that steel prices are going up and are willing to pay those prices. Our realized prices have gone up dramatically since, I keep track of it every day and since last October, we're up significantly from where we were on selling on 100 weight basis in that business.

John Christie - Worthington Industries - President & CFO
Mark, John Christie. There is no doubt that the price of steel has stretched some peoples' credit lines, as you've read about. That's where our strong balance sheet really, with having Dietrich under the Worthington umbrella, gives them a lot of flexibility and stay power in a market like this. So I think it's been a big advantage to us.

Mark Parr - Keybanc Capital Markets - Analyst
Okay, so that's really helpful. Another question is your mix of secondary material, is that increased recently or is that running about the same as it normally does?

John Christie - Worthington Industries - President & CFO
That has increased.

John McConnell - Worthington Industries - Chairman & CEO
Metal Framing side, Mark?

Mark Parr - Keybanc Capital Markets - Analyst
Within Metal Framing, yes, the mix of secondary material.

John Christie - Worthington Industries - President & CFO
Yeah, it has gone up about 10% higher than it was in the past and that was done intentionally by us as part of our transformation process of that business.

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Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

Mark Parr - Keybanc Capital Markets - Analyst
Okay, and then lastly, one other question. Are you beginning to see some pricing differential on the UltraSTEEL product in the marketplace. I noticed in the past it seemed like this was clearly a superior product, but it was difficult to get paid for it. Is it getting less difficult in the current environment?

John McConnell - Worthington Industries - Chairman & CEO
I don't think our intention ever was that it would be priced higher than the market and I don't believe it is now. This is really a cost advantage to us, but its acceptance generally has improved across-the-board. One other just a couple points I want to throw out here. While clearly the smaller participants in this business, there is some pressure on them, we've seen some go away, it remains a highly competitive marketplace at this point. So I don't want you to get misled on that or the guys out there slugging it out every day are wonder why we would say that, but it remains a competitive marketplace.

We are doing a much better job in working every day to improve our levels of service, which is part of how we got at least a percent increase in volume from where we were in a slowing market. I think that's important to remember. So overall, I think they're doing a good job. We have a ways to go here and by the end of July, like I said, we're going to take a really close look at consolidation and what it means to our future footprint. We've learned a lot so far, but we want to really evaluate what happened to our total cost when we're running a three shift operation versus one, and what happened logistically to different freight movements that were in place before. So we will really understand our total (inaudible) and cost at the customer's door and make some decisions, which we'll let you know about as we go forward. But, made good progress here.

Mark Parr - Keybanc Capital Markets - Analyst
All right. Have the higher steel costs really begun to impact the Pressure Cylinder business yet?

John McConnell - Worthington Industries - Chairman & CEO
Yes. And sometimes we wonder if everybody remembers that we have other parts of the business that do have to go through getting their prices adjusted as material costs climb, so it had clearly a negative impact in this quarter. We have different pricing arrangements. It will catch up at some point due to the trailing nature of adjustments on material costs of Cylinders with our customers. They're all different kind of agreements, but -- so slightly behind the curve at the moment but we'll catch up as we go forward.

Mark Parr - Keybanc Capital Markets - Analyst
Okay and one last real quick question. Have you seen an increase or a decrease in the amount of import offerings of flat rolled product for the summer months relative to what you saw in the second quarter, second calendar quarter?

John McConnell - Worthington Industries - Chairman & CEO
Have not at this point.

Mark Parr - Keybanc Capital Markets - Analyst
Have they come down at all, John?

John McConnell - Worthington Industries - Chairman & CEO
No, not that I'm aware of either. You really had some specialty products and there weren't many left, weren't many coming in. I think largely it was in galvanized, I think, wasn't it where you saw some imports come in. I think after '04, '05, Mark, I'm not a mill and nor do I have heard their strategies directly on this, but I think they will be very sensitive to keeping price points that it does not invite imports in, because that certainly turned the pricing for them in '04, '05. So my guess is they're going to try to make sure that they're in close parity with world pricing. We're a little higher now in some places, but I'm sure they're going to be very sensitive to that.

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Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

Mark Parr - Keybanc Capital Markets - Analyst
John, I appreciate all the color all you guys, George and John, thanks so much and congratulations on the great results.

John McConnell - Worthington Industries - Chairman & CEO
Thanks, Mark.

Operator
Our next question comes from David Taylor. Your line is open.

David Taylor - David P Taylor & Co - Analyst
Thank you and thank you for taking my call. My first statement is a statement and not a question. JP, I want to express my condolences at the death of your father. He was one of my favorite people in the business who I've known over the decades and I'm sure he meant a lot more to you than he did to me.

John McConnell - Worthington Industries - Chairman & CEO
David, thank you, and he was, you were always one of his, as you are one of mine, so thank you very much.

David Taylor - David P Taylor & Co - Analyst
Thank you. I hope you don't consider this question too personal, JP, but you are after all the CEO of a publicly traded Company and your father's shares represented a fair percentage of the outstanding shares of Worthington.

John McConnell - Worthington Industries - Chairman & CEO
Well remember I'm not a public elected official or a movie star, so --

David Taylor - David P Taylor & Co - Analyst
Well, okay. But no, I mean, your father's death, does this have an affect on the disposition of his shares?

John McConnell - Worthington Industries - Chairman & CEO
Does it have an affect on disposition? In other words, is the estate in a situation that must liquidate? Is that really --

David Taylor - David P Taylor & Co - Analyst
Well, no, I don't know --

FINAL TRANSCRIPT

Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman & CEO
Not liquidate.

David Taylor - David P Taylor & Co - Analyst
Well I don't know what state the estate is in, but something has to happen to his shares. I mean, are you going to inherit them all or are they going to go elsewhere and do they need to be sold?

John McConnell - Worthington Industries - Chairman & CEO
Let me put it this way. The shares, and we did a 404 filing shortly after his death, shows that I have voting control over those. They are in different pockets in places, but as far as control of them, I have control of them and that's where we are today.

David Taylor - David P Taylor & Co - Analyst
Okay.

John McConnell - Worthington Industries - Chairman & CEO
We do not have a need to, for tax reasons or otherwise, to have any pressure on us to do anything around his death with the shares of stock.

David Taylor - David P Taylor & Co - Analyst
Okay.

John McConnell - Worthington Industries - Chairman & CEO
All right?

David Taylor - David P Taylor & Co - Analyst
Thank you.

John McConnell - Worthington Industries - Chairman & CEO
Yes, sir.

Operator
Our next question comes from Kevin Money. Your line is open.

Kevin Money Analyst
Good afternoon.

John McConnell - Worthington Industries - Chairman & CEO
Hello.

FINAL TRANSCRIPT

Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

Kevin Money Analyst
Yeah, I was hoping you could give, talk a little more about the drivers behind the WAVE JV. Just seems like that business continues to perform really well in what looks to be a kind of a slowing more challenging environment.

John McConnell - Worthington Industries - Chairman & CEO
They definitely are going to have some challenges as Metal Framing will be a slowing commercial markets, but this is -- you're right. This is a very well run business. They understand their markets, they understand in like Cylinders, both enjoy the fact that it's a limited competitive space. But we've done a great job of innovating products, staying ahead of our competition, continually taking cost out over the last 10 years and it's just a very well run business like Cylinders is.

John Christie - Worthington Industries - President & CFO
They also, when you look at the slowdown in commercial construction, larger than 50% of WAVE's business is reconstruction or remodeled, not new build. So as new space slows down and old space continues to become more valuable, really WAVE is in a perfect position to continue on its track.

John McConnell - Worthington Industries - Chairman & CEO
Yeah, John (inaudible) and his team, as well as Harry Goussetis and his team in Cylinders, they have just done outstanding work. Over the last five years, they're just on solid solid ground.

Kevin Money Analyst
Great. That helps, thanks.

John McConnell - Worthington Industries - Chairman & CEO
One thing around that business are international opportunities that as we go forward should play in and give them additional running room, in particular, India. So just throw that out there as well.

Operator
It looks like there are no further questions.

John McConnell - Worthington Industries - Chairman & CEO
Well again, thank you all for spending time with us today. We are very pleased with our results, very proud of our employees who produce them. We have a number of people in particular that I thank for all of the double duty they're doing besides their day jobs helping drive our transformational efforts here. So we look forward to joining you next quarter and, as I said, we'll continue over the course of the next year and a half slowly introduce impacts on the Company from the actions that we are taking today. Thank you very much.

Operator
This concludes today's conference. You may now disconnect.

FINAL TRANSCRIPT

Jun. 26. 2008 / 1:30PM ET, WOR - Q4 2008 Worthington Industries Earnings Conference Call

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